PRICING SUPPLEMENT NO.   2 DATED                 Filed Pursuant to
MARCH 20, 1997 TO PROSPECTUS DATED               Rule 424(b)(5)
MARCH 17, 1997                                   File No. 333-16793
                       CMS ENERGY CORPORATION

General Term Notes (servicemark of J.W. Korth & Company), Series C
             Due 9 Months to 25 Years from date of issue

       Except as set forth herein, the General Term Notes (servicemark of J.W. Korth & Company) offered hereby (the "Notes") have such terms as are described in the accompanying Prospectus dated March 17, 1997.

Aggregate Principal Amount:           $ 1,351,000.00
Original Issue Date (Settlement Date)  March 25, 1997
Stated Maturity Date:                  March 15, 2002
Issue Price to Public:                100.00% of Principal Amount
Interest Rate:                        7.750% Per Annum
Interest Payment Dates:               April 15 and monthly thereafter
                                      Commencing April 15, 1997
Survivor's Option:                    [ X ] Yes  [   ] No
Optional Redemption:                  [ X ] Yes  [   ] No
Initial Redemption Date:              March 15, 1999
Redemption Price:                     100%

       Agent                          Principal Amount of Notes
                                       Solicited by Each Agent
J.W. Korth & Company                  $ 1,351,000.00

                                    Per Note
                                  Sold by Agents
                                   To Public           Total

Issue Price:                      $ 1,000.00         $ 1,351,000.00
Agent's Discount or Commission:   $    15.00         $    20,265.00
Maximum Dealer's Discount or
  Selling Concession:             $     3.00         $     4,053.00
Proceeds to the Company:          $   982.00         $ 1,326,682.00

CUSIP Number:   12589QRB4